                  SCHEDULE 14A - INFORMATION REQUIRED IN PROXY
                                    STATEMENT
                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                              (Amendment No. (N/A))

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

         [ ]      Preliminary proxy statement
         [ ]      Confidential, for use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [X]      Definitive proxy statement
         [ ]      Definitive additional materials
         [ ]      Soliciting material pursuant to ss.240.14a-11(c) or
                  ss.240.14a-12

                              CROWN NORTHCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
             N/A
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
             N/A
--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
             N/A
--------------------------------------------------------------------------------
         (5) Total fee paid:
             N/A
--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
             N/A
--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
             N/A
--------------------------------------------------------------------------------
         (3) Filing party:
             N/A
--------------------------------------------------------------------------------
         (4) Date filed:
             N/A
--------------------------------------------------------------------------------

                              CROWN NORTHCORP, INC.
                                1251 DUBLIN ROAD
                              COLUMBUS, OHIO 43215

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1997

TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Crown NorthCorp, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio 43215 on Wednesday, May 14, 1997 at 4:00 P.M., Columbus time, for the following purposes:

         1.       To elect five directors for the ensuing year.

         2. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 11, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         Management requests that all stockholders sign, date and return the enclosed proxy in the enclosed postage paid envelope. You may, if you wish, revoke your proxy at any time prior to the time it is voted. It is important that your stock be represented, regardless of the number of shares you hold.

                                    By Order of the Board of Directors,

                                    /s/ STEPHEN W. BROWN
                                    Stephen W. Brown
                                    Secretary
Columbus, Ohio
April 18, 1997

                                 PROXY STATEMENT

         This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Crown NorthCorp, Inc., a Delaware corporation ("Company"), of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio 43215 at 4:00 P.M. on May 14, 1997, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Notice of Meeting and Form of Proxy are being mailed to the Company's stockholders commencing on April 18, 1997. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, which includes financial statements (the "Annual Report"), is being mailed concurrently herewith to each stockholder of record at the close of business on April 11, 1997. Except as specifically incorporated by reference herein, however, the Annual Report is not to be deemed a part of the proxy solicitation material.

         The Company has 9,826,924 shares of Common Stock, par value $.01 per share (the "Common Stock"), outstanding, all of one class and each share being entitled to one vote. No cumulative voting rights are authorized and dissenters' rights for stockholders are not applicable to the matters being proposed. The close of business on April 11, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders of the Company entitled to vote at the meeting.

         The Company has outstanding 450 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred"), 2,000 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred") and 500 shares of Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred"). Holders of the Series A Preferred, Series B Preferred and Series C Preferred have no voting rights.

         The principal executive offices of the Company are located at 1251 Dublin Road, Columbus, Ohio 43215.

         Tucker Holding Company, Ltd. ("Tucker"), 1251 Dublin Road, Columbus, Ohio 43215, holds 4,207,500 shares of the Company's Common Stock, representing approximately 43% of the outstanding Common Stock. Tucker and Ronald E. Roark, the Chairman and Chief Executive Officer of the Company, whose business address is the same as the Company's, have advised the Company that (i) they constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, (ii) that Mr. Roark benefically holds the ownership interest in Tucker and
(iii) each of Tucker and Mr. Roark shares the power to direct the voting and disposition of these 4,207,500 shares. Each of Tucker and Mr. Roark may be deemed to be in a position to exercise a controlling influence over the Company.

         Effective March 7, 1997, Harbert Equity Fund I, L.L.C. ("Harbert Fund"), whose business address is c/o Harbert Management Corporation, One Riverchase Parkway South, Birmingham, Alabama 35244, entered into a Stock Purchase Agreement ("SPA") with the Company whereby the Harbert Fund purchased one million shares of the Common Stock, representing approximately 10.2% of the outstanding Common Stock, for a price of $1 million and may invest up to an additional $4 million in the Company. Pursuant to the SPA, Raymond A. Harbert and Michael D. Luce have been elected to the Company's Board of Directors. The Company and the Harbert Fund have entered into a registration rights agreement with respect to the Common Stock acquired by the Harbert Fund pursuant to the SPA granting the Harbert Fund up to two demand registrations and up to three incidental registrations. The Harbert Fund, pursuant to the SPA, has the right to nominate up to two individuals for election as directors of the Company for a period of up to five years. Mr. Roark, Tucker and the Harbert Fund have entered into a voting agreement whereby, for a period of up to five years as set forth in the SPA, Mr. Roark and Tucker agree to vote their shares of the Common Stock for such nominees for election as a Director of the Company as the Harbert Fund is entitled to designate for nomination pursuant to the SPA and the Harbert

Fund agrees to vote all shares of the Common Stock beneficially owned by it for the election of Mr. Roark as a Director of the Company.

         If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the Annual Meeting and voting in person, or by giving notice of revocation to the Company's Secretary. Executed but unmarked proxies will be voted FOR the proposals at the annual meeting.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum exists, the affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote will be required for the election of directors. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "Broker non-vote"). With respect to any other matter (other than the election of directors) that may properly come before the Annual Meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and, accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration. Stockholder's votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

         The expense of the solicitation of proxies will be borne by the Company. Following the original mailing of the proxy material, solicitation of proxies may be made by mail, telephone, telegraph, courier service, or personal interview by certain of the regular employees of the Company, who will receive no additional compensation for their services. In addition, the Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners.

                              ELECTION OF DIRECTORS
                                 (Proposal One)

         The Restated Certificate of Incorporation and Bylaws of the Company provide that the number of directors shall be not less than one and not more than nine, the exact number to be determined by resolution of the Board of Directors from time to time. The Board of Directors has fixed the number of directors at five. Each of the directors elected at the Annual Meeting will serve until the 1998 Annual Meeting of Stockholders and upon the election and qualification of his successor or until his earlier resignation or removal. The Board of Directors has nominated Ronald E. Roark, John Everets, Gordon V. Smith, Raymond A. Harbert and Michael D. Luce for election at the Annual Meeting. All nominees currently are members of the Board of Directors.

         The persons designated by the Harbert Fund for election as directors are Raymond A. Harbert and Michael D. Luce.

         It is the intention of the persons named as proxies to vote the proxies for the election to the Board of Directors of the five nominees named below, unless a stockholder directs otherwise. In the event that a vacancy (which is not anticipated) arises among the nominees prior to the Annual Meeting due to death or for some other reason, the proxy will be voted for the remaining nominees and may be voted for a substitute nominee designated by the Board of Directors. The affirmative vote of a plurality of the shares present or represented at the Annual Meeting entitled to vote will be required to elect each of the nominees as a director of the Company for the ensuing year.

         Set forth below with respect to each nominee is his name, age, positions with the Company, principal occupation and business experience for the past five years, and length of service as a director of the Company.

RONALD E. ROARK, age 46, has served as Chairman of the Board of Directors of the Company since August 4, 1994 and as Chief Executive Officer of the Company since September 13, 1994 and as Acting President and Chief Operating Officer since August 31, 1996. Since June 1991, he has served as President of Crown Revenue Services, Inc ("Crown"). He has been President of REE, Inc. since 1979 and Culloden of Ohio, Inc., formerly known as R.E. Roark Companies, since 1978. In May 1993, his affiliate acquired control of a majority interest in Ohio Financial Service Corporation ("OFSC") and he became Chairman of the Board of Directors of OFSC.

JOHN EVERETS, age 50, has served as a Director of the Company since September 13, 1994. He has been Chairman of the Board and Chief Executive Officer of HPSC Inc. since July 1993 and a director of that company since 1983. From January 1990 to July 1993, he was Chairman of the Board of T.O. Richardson Co. Inc. Mr. Everets also served as Chairman of the Connecticut Development Authority from 1991 to July 1994. Mr. Everets is a director of Dairy Mart Convenience Stores, Inc. and The Eastern Company.

GORDON V. SMITH, age 64, has served as a Director of the Company since October 1, 1996. He has been Chairman of the Board of Miller and Smith Holding, Inc. since 1964. From 1985 to 1994, he served as Chairman and Chief Executive Officer of Providence Savings and Loan Association, F.A. He served as Chairman of Eastern Realty Corporation from 1993 until October 1, 1996. Mr. Smith has served as a director of Bank Plus sicne 1996.

RAYMOND J. HARBERT, age 38, has served as a Director of the Company since March 7, 1997. Mr. Harbert has been President and Chief Executive Officer of Harbert Corporation since July 1990. Prior to that time, he served as Vice President of the Harbert Corporation and as President of Harbert Properties Corporation.

MICHAEL D. LUCE, age 44, has served as a Director of the Company since March 7, 1997. Since 1995, Mr. Luce has served as Executive Vice President and Chief Financial Officer of Harbert Corporation and Harbert Management Corporation. Until 1995, he served as Senior Managing Director of the Investment Banking Department of Bear, Stearns & Co.

         The Board of Directors recommends that stockholders vote "FOR" the nominees set forth above.

DIRECTORS' FEES

         Outside Directors receive an annual retainer of $12,000, payable quarterly, a $500 fee for each meeting of the Board of Directors, and $500 for each committee meeting such director attended, plus expenses.

         Under a stock option plan for the outside Directors of the Company in existence since 1995, each outside Director may be granted options for 100,000 shares of the Common Stock at an option price equal to the Common Stock's market value on the date of the grant. The options vest over a four-year period if the Company achieves certain stock price thresholds. No options have been granted under this plan as of December 31, 1996.

MEETINGS AND COMMITTEES

         During 1996, the Board of Directors met five times. In addition, during that period, the Board of Directors took three actions by unanimous written consent. Each director attended at least 75% of the total number of meetings of the Board of Directors and of all committees on which such director served during that period.

         The Board of Directors has an Audit Committee which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's accounting practices and policies. The current members of the Audit Committee are Mr. Smith (Chairman), Mr. Everets and Mr. Luce. The Audit Committee met once during 1996.

         The Board of Directors has a Compensation and Employee Benefit Plans Committee, the function of which is to make recommendations to the Board of Directors as to the salaries and bonuses of the officers of the Company and as to the terms and conditions of various benefit plans. The current members of the Compensation and Employee Benefit Plans Committee are Mr. Everets (Chairman), Mr. Smith and Mr. Harbert. Pursuant to the SPA, the Harbert Fund has the right to designate an individual to serve on the Compensation and Employee Benefit Plans Committee. The individual currently designated by the Harbert Fund is Mr. Harbert. The Compensation and Employee Benefit Plans Committee did not meet during 1996.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the Chief Executive Officer of the Company, each of the four most highly compensated executive officers and two former executive officers for the three years ended December 31, 1994, 1995 and 1996.

                                     Year Ended                                                   All Other
Name and Title                       December 31              Salary            Bonus            Compensation
--------------                       -----------              ------            -----            ------------
Ronald E. Roark, (1)                    1996                  $300,000          $0                   $0
CEO, Chairman                           1995                  $300,000          $200,000             $0
                                        1994                  $125,000          $ 52,300             $0

Louis J. Castelli (2)                   1996                  $ 83,333          $ 0                  $36,000
                                        1995                  $125,000          $ 75,000             $0
                                        1994                  $ 98,750          $ 13,000             $0

Jay N. Rollins (3)                      1996                  $100,774          $ 93,299             $0
Executive Vice                          1995                  $ 90,000          $ 71,765             $0
President                               1994                  $ 85,000          $ 44,481             $0

Richard A. Brock (4)                    1996                  $ 92,700          $ 30,000             $0
Vice President,                         1995                  $ 93,000          $ 25,000             $0
Treasurer, Acting CFO                   1994                  $ 90,000          $ 27,500             $0

Craig Koenig  (5)                       1996                  $115,000          $ 0                  $0
Vice President                          1995                  $115,000          $ 5,000              $0
                                        1994                  $115,000          $ 5,000              $0

Tacie J. Fox(6)                         1996                  $125,000          $ 85,898             $0
                                        1995                  $ 95,000          $ 12,000             $0

William R. Stanley(7)                   1996                  $102,333          $ 0                  $0
Vice President                          1995                  $ 95,000          $12,000              $0

(1) Mr. Roark has served as Chairman and CEO of the Company since August 4, 1994 and September 13, 1994 respectively and as Acting President and Chief Operating Officer since August 31, 1996.

         A $500 monthly car allowance and family medical coverage premiums are paid on his behalf by the Company.

(2) Mr. Castelli resigned as President and COO of the Company effective August 31, 1996. He had served in those capacities since August 4, 1994 and September 13, 1994 respectively. Mr. Castelli resigned as a director of the Company effective January 27, 1997.

(3) Mr. Rollins was elected Executive Vice President of the Company October 1, 1996. The information for Mr. Rollins prior to that date is that of Eastern Realty Corporation, which was acquired by the Company effective October 1, 1996. The Company and Mr. Rollins have entered into an employment agreement effective October 1, 1996 and terminating December 31, 1998 providing for an annual salary of $125,000, additional performance-based bonuses and warrants to purchase up to 125,000 shares of the Common Stock at $1.00 per share. A $500 monthly car allowance and family medical coverage premiums are paid on his behalf by the Company.

(4) Mr. Brock has served Senior Vice President and Chief Financial Officer since March 6, 1997. He has served as Treasurer since September 13, 1994, from which date he also served as Vice President and Acting Chief Financial Officer.

(5) Mr. Koenig served as a Vice President of the Company from September 13, 1994 until his resignation effective February 21, 1997.

(6) Ms. Fox served as an Executive Vice President of the Company from September 13, 1994 until September 5, 1996.

(7) Mr. Stanley was elected a Vice President of the Company effective November 8, 1996 and Senior Vice President, effective March 6, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of March 7, 1997 by:
(i) each person known by the Company to own beneficially more than 5% of the shares of the Company's common stock; (ii) each current Director of the Company;
(iii) the Chief Executive Officer and each other person listed in the Summary Compensation Table (iv) all directors and officers of the Company as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by each such shareholder.

                              Beneficial Ownership

                                                    Approximate
                                 Number of Shares     Percent
                                 of Common Stock     of Class
                                 ---------------    -----------
Ronald E. Roark (1)(2)(3)(4)        4,229,300          43.0%
Harbert Equity Fund I,
 L.L.C. (4)                         1,000,000          10.2%
Asdale Limited (5)                    976,524           9.9%
The Gordon V. and Helen
 C. Smith Foundation (6)              538,677           5.5%
John Everets (7)                         --             --
Gordon V. Smith (6)(8)                538,677           5.5%
Raymond J. Harbert (4)(9)           1,000,000          10.2%
Michael D. Luce (4)(9)              1,000,000          10.2%

Louis J. Castelli (2)                    --             --
Jay N. Rollins (1)                     26,700            .3%
Richard A. Brock (1)                     --             --
Craig Koenig (10)                       1,250           n/m
Tacie J. Fox (11)                      33,000            .3%
William R. Stanley (11)                   450           n/m
All directors and executive
officers as a group
(12 persons)                        5,773,327          58.8%


(1)      Mailing address is c/o the Company, 1251 Dublin Road, Columbus, Ohio
         43215.

(2) Tucker holds 4,207,500 shares of the Common Stock. Until January 27, 1997, Mr. Roark held an 80% ownership interest in Tucker and Mr. Castelli held a 20% ownership interest. On that date, Messrs. Roark and Castelli entered into a securities purchase agreement whereby Mr. Roark agreed to purchase Mr. Castelli's remaining ownership interest in Tucker for a total of $400,000: $150,000 was paid at closing; the remainder is due in four equal annual installments of $62,500, payable on or before September 1, 1997, 1998, 1999 and 2000, respectively. Tucker has pledged 521,728 shares of the Common Stock to secure the remaining obligations under this agreement.

(3) Includes (a) 4,207,500 shares held by Tucker, (b) 4,600 shares held by his wife and (c) 17,200 shares held by Trident Air Services, Inc., of which Mr. Roark is president.

(4) The mailing address for the Harbert Fund is c/o Harbert Management Corporation, One Riverchase Parkway South, Birmingham, Alabama 35244. Pursuant to the SPA, the Harbert Fund purchased one million shares of the Common Stock, representing approximately 10.2% of the outstanding Common Stock, for a price of $1 million and may invest up to an additional $4 million in the Company. Pursuant to the SPA, Messrs. Harbert and Luce have been elected to the Company's Board of Directors. The Company and the Harbert Fund have entered into a registration rights agreement with respect to the Common Stock acquired by the Harbert Fund pursuant to the SPA granting the Harbert Fund up to two demand registrations and up to three incidental registrations. The Harbert Fund, pursuant to the SPA, has the right to nominate up to two individuals for election as directors of the Company for a period of up to five years. Mr. Roark, Tucker and the Harbert Fund have entered into a voting agreement whereby, for a period of up to five years as set forth in the SPA, Mr. Roark and Tucker agree to vote their shares of the Common Stock for such nominees for election as a director of the Company as the Harbert Fund is entitled to designate for nomination pursuant to the SPA and the Harbert Fund agrees to vote all shares of the Common Stock beneficially owned by it for the election of Mr. Roark as a director of the Company.

         Pursuant to the SPA, on or before March 17, 1998, the Harbert Fund holds two options to acquire within sixty days up to 3,809,524 shares of the Common Stock at $1.05 per share. If both of these options were exercised, and if no other changes were made to the number of shares of Common Stock outstanding, the Harbert Fund would own appoximately 35.4% of the Common Stock, at which point the Harbert Fund may be deemed to be in a position to exercise a controlling influence over the Company.

(5)      Mailing address is 44 Lowndes Street, London SW1X 9HX, England.

(6) The mailing address for The Gordon V. and Helen C. Smith Foundation ("Smith Foundation") is c/o Miller and Smith Holding, Inc., 1568 Springhill Road, McLean, Virginia 22102.

(7) The mailing address for Mr. Everets is c/o HPSC, Inc., 60 State Street, 35th Floor, Boston, Massachusetts 02109.

(8) Mr. Smith, as President of the Smith Foundation, may be deemed the beneficial owner of such shares. Mr. Smith disclaims such beneficial ownership.

(9) Messrs. Harbert and Luce, as executive officers of Harbert Management Corporation, Manager of Harbert Fund, may be deemed the beneficial owners of such shares. Messrs. Harbert and Luce disclaim such beneficial ownership.

(10) The mailing address for Mr. Koenig is 600 E. Las Colinas Blvd., No. 1900, Irving, Texas 75039.

(11)     The mailing address for Ms. Fox is 1703 Surrey Lane NW, Washington, DC
         20007.

CERTAIN TRANSACTIONS

         During 1996 and 1995, the Company performed servicing, consulting and accounting services for various companies affiliated with Mr. Roark. The Company generated revenues of approximately $86,000 in 1996 and $88,000 in 1995 from these services. During 1996, the Company paid approximately $28,000 to affiliates of Mr.
Roark for miscellaneous services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         During 1996, all directors, officers and beneficial owners of more than ten percent of the Common Stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

DIRECTORS AND EXECUTIVE OFFICERS

         The Company currently has five directors, one of which is also an executive officer of the Company. All directors of the Company hold office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified.

         Officers of the Company, with the exeception of Jay N. Rollins, do not serve a term of years but serve at the pleasure of the Board of Directors.

The directors and executive officers of the Company as of March 7, 1997 are as follows.

Name                     Age          Position with Company
----                     ---          ---------------------
Ronald E. Roark          46           Chairman, Chief Executive
                                      Officer, Acting President
                                      and Chief Operating Officer
                                      and Director
John Everets             50           Director
Gordon V. Smith          64           Director
Raymond J. Harbert       38           Director
Michael D. Luce          44           Director
Grace Jenkins            44           Executive Vice President
Jay N. Rollins           36           Executive Vice President
Jack Koczela             42           Executive Vice President

Richard A. Brock         47           Senior Vice President,
                                      Treasurer and Chief
                                      Financial Officer
William R. Stanley       43           Senior Vice President
Dean Melchi              44           Vice President
Stephen W. Brown         46           Secretary

Set forth below are the principal occupations and affiliations during the last five years of the executive officers of the Company. Information with respect to directors is set forth aboe under Election of Directors (Proposal One). All information is as of March 7, 1997.

GRACE JENKINS has served as Executive Vice President of the Company since March 6, 1997. She served as a Vice President of the Company from September 13, 1994 to that date. She has been a Vice President of Crown since September, 1993. Since November 1991, she has served Crown in various capacities related to administration and management information systems.

JAY N. ROLLINS has served as Executive Vice President of the Company since October 1, 1996. Mr. Rollins has served as President of Eastern Realty Corporation since 1993. From 1989 until 1995, he was Director of Finance at NVR, L.P.

JACK KOCZELA has served as Executive Vice President of the Company since March 6, 1997 and as Managing Director of Crown Euro since its founding in July 1996. From November 1990 until February 1996, he served as Principal and Managing Director, New Business Development, for JCF Partners.

RICHARD A. BROCK has served Senior Vice President and Chief Financial Officer since March 6, 1997. He has served as Treasurer since September 13, 1994, from which date he also served as Vice President and Acting Chief Financial Officer. Since January, 1991, he has served as Acting Chief Financial Officer of Crown and, since January, 1992, has been a Vice President. From 1984 to January, 1991, Mr. Brock was corporate director of investment management for Cardinal Industries, Inc.

WILLIAM R. STANLEY has served as Senior Vice President of the Company since March 6, 1997. He was elected Vice President of the Company in November 1996. Mr. Stanley serves as Managing Director of Portfolio Operations and was responsible for establishing the Company's Atlanta office in 1991.

DEAN MELCHI has served as Vice President of the Company since March 6, 1997. Prior to that time, he served as Director of Special Projects for the Company from April 1995. Mr. Melchi has been a Vice President of OFSC since August 1994. From 1992 until August 1994, he was Manager of Real Estate Properties for Textron Financial Corporation. From 1985 until 1992, he was the Vice President of Ward Financial.

STEPHEN W. BROWN has served as Secretary of the Company since September 13, 1994 and as Corporate Counsel since August 1996. Since March, 1992, he has served Crown in various asset management capacities and as a legal counsel. From December, 1990 until February, 1992, he worked for the RTC in resolving the affairs of Mid-America Federal Savings and Loan Association.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Stockholders wishing to submit a proposal for action at the Company's 1998 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Secretary of the Company at its principal executive offices not later than

December 15, 1997 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche L.L.P. has served as the Company's independent public accountants for fiscal 1996. The appointment of the Company's independent public accountants is a matter for determination by the Board of Directors and is not being submitted to the stockholders for approval or ratification. A representative of Deloitte & Touche L.L.P. is expected to attend the Annual Meeting to respond to questions from the stockholders and to make a statement if such representative desires to do so.

OTHER MATTERS

         Management is not aware of any other matters to be considered at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Form of Proxy in their discretion to vote the proxies in accordance with their judgment of such matters.

April 18, 1997

                                      PROXY
                              CROWN NORTHCORP, INC.
        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                         OF STOCKHOLDERS - MAY 14, 1997

          Ronald E. Roark, Richard A. Brock and Stephen W. Brown, or any one of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless number if specified on the other side) of stock of Crown NorthCorp, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters at 1251 Dublin Road, Columbus, Ohio on May 14, 1997 at 4:00 p.m., Columbus time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and in their discretion with respect to matters incident to the conduct of the meeting, and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1.

                  (Continued and to be SIGNED ON Reverse Side)

                  Please mark your                   No. 1 Election of Directors
            [X]   votes as in this                        FOR all nominees
                  example.                                listed at right              WITHHOLD            Nominees:
                                                         (except as marked             AUTHORITY           Ronald E. Roark
The Board of Directors recommends a vote FOR Proposal 1   contrary below)      nominees listed at right    John Everets
                                                               [  ]                      [  ]              Gordon V. Smith
                                                                                                           Raymond A. Harbert
                                                                                                           Michael D. Luce

                                                        (INSTRUCTION: To withhold authority to vote for any
                                                        individual nominee, write that nominee's name on the space provided below.)

                                                        ------------------------------------------------------------

SIGNATURE________________________________DATE__________SIGNATURE___________________________________DATE___________

Note: Please mark and date the proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer should sign by name and title. Executors, administrators and trustees should so indicate when signing. If shares are held jointly EACH holder should sign the proxy.